Exhibit 99.1

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ANALYST INQUIRIES: Elizabeth Williams (214) 863-1389 ewilliams@wyndham.com	MEDIA INQUIRIES: Darcie M. Brossart (214) 863-1335 dbrossart@wyndham.com

WYNDHAM INTERNATIONAL REPORTS

THIRD QUARTER 2003 RESULTS

Third Quarter 2003 Results Summary:

For the third quarter, EBITDA, as adjusted, was $45.9 million. On a pro forma basis, adjusted EBITDA was $43.5 million compared to $42.0 million for the same quarter last year. The Company’s comparable owned and leased properties that are Wyndham-branded and -operated continue to outperform the Company’s non-Wyndham-branded properties, posting a positive 1.8 percent RevPAR change, a RevPAR of $79.49. Wyndham-branded comparable owned and leased properties had strong market share gains with a RevPAR penetration index of 109.1 percent, an increase of 320 basis points year-over-year. Wyndham sold four assets for a total of $56.2 million with net proceeds being used to pay down debt. Total net debt at the end of the third quarter was $2.688 billion. Voice reservations were up 29 percent with Wyndham.com reservations up 143.9 percent.

DALLAS (Nov. 11, 2003) – Wyndham International, Inc. (AMEX:WBR) today reported that adjusted EBITDA was $45.9 million for the three months ending Sept. 30, 2003, compared to $61.1 million for the same quarter last year. On a pro forma basis excluding assets sold and held for sale through Sept. 30, 2003, adjusted EBITDA was $43.5 million compared to $42.0 million for the same quarter last year. Year-to-date, adjusted EBITDA was $209.9 million. Adjusted pro forma EBITDA was $198.8 million compared to $218.1 million for the same period in 2002. This variance is attributed to impact of Operation Iraqi Freedom and the effects of SARS.

Wyndham reported a net loss of $89.1 million and a pro forma net loss of $53.5 million for the third quarter versus a $78.2 million net loss and a $69.1 million pro forma net loss for the same period in 2002. After the effect of the Company’s preferred dividend, this resulted in a net loss of $0.76 per share on a fully diluted basis. The net loss on a pro forma basis was $0.55 per share. For the nine months ended Sept. 30, 2003, the net loss was $288.0 million compared to $462.7 million from the prior year. After the effect of the preferred dividend, the resulting net loss per share was $2.40 on a fully diluted basis compared to $3.39 from the prior year. Pro forma net loss year-to-date was $1.22 per share compared to $1.42 from the prior year.

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Total Company comparable owned and leased RevPAR, including non-proprietary assets, was an increase of 1.2 percent versus the same period in 2002 for a $70.35 RevPAR. This increase was comprised of a 5.3 percent increase in occupancy and a 3.9 percent decline in ADR.

“Although the industry was impacted by the continued challenging operating environment, we are encouraged by the steady improvement in Wyndham’s year-over-year and third quarter RevPAR, market share index results, and more importantly, the positive growth in EBITDA on a pro forma basis,” stated Fred J. Kleisner, chairman and chief executive officer of Wyndham International, Inc.

Financial Highlights:

At Sept. 30, 2003, the Company’s total debt was $2.735 billion, which breaks down as follows: Revolver $168.7 million; IRL’s $379.2 million; Term Loans $1.078 billion; and Mortgage and Other Indebtedness $1.11 billion. Net debt, which includes cash and cash equivalents, excluding restricted cash, was $2.688 billion.

Wyndham’s liquidity, defined as revolver availability plus cash in its overnight account was approximately $180 million versus approximately $200 million at the end of the second quarter 2003. The reduction in liquidity is due to $10 million permanent revolver reduction associated with the repayment obligations pursuant to recent amendments to the Company’s credit facilities related to asset sales and $10 million in additional letters of credit issued for our insurance program. The Company continues to maintain solid liquidity, manage cash tightly and make prudent spending decisions given current economic conditions.

In addition, on Nov. 6, 2003, Wyndham completed the $94.5 million mortgage refinancing of the 570-room Wyndham Condado Hotel & Casino in San Juan, P.R. With this refinancing, Wyndham has now paid $180 million of the $194 million required commitment to extend the term of the Company’s credit facilities to April 2006. Due to Wyndham’s availability of funds under the terms of the amendment, the remaining portion of the commitment is completely within the Company’s control regardless of other asset sales or refinancings. With this amendment, the Company has no significant mortgage maturities in 2004.

“We are pleased to have this opportunity to focus on our business as the economy improves. The extension of the term of our credit facilities puts us in a position to execute our plan for recovery.” stated Richard Smith, executive vice president and chief financial officer.

Brand Performance:

Wyndham has experienced dramatic increases in revenues booked through Wyndham.com, where the guaranteed lowest rates for a Wyndham guest room are found. For the third quarter 2003, bookings on Wyndham.com increased 143.9 percent over the same period last year. Internet channels were up 31.9 percent with ADR up $7.21 versus last year. Reservations booked on Wyndham.com during the third quarter of 2003 also yielded the Company a net $24.75 rate premium over third-party Web sites due to these sites’ booking fees: Wyndham WebRates® ADR of $97.53 versus $72.78 ADR for other third-party Internet ADR.

Wyndham anticipates further momentum in its reservations booked through proprietary channels through the fourth quarter 2003 and into 2004, as the Company recently halted Wyndham ByRequest benefits to those guests who book their reservations using any outside third-party Web site. ByRequest benefits are extended to guests who book their reservations through Wyndham.com, a Wyndham property, their travel agent or by calling Wyndham’s central reservation office. As an added incentive, those guests who book their stay through Wyndham.com by Dec. 31, 2003, and stay by June 30, 2004, are now able to select from four booking bonus options, including 500 frequent flyer miles, a free round of golf at participating Wyndham golf resorts, free breakfast or free SpongeBob SquarePants™ plush toy.

“We’ve put many programs in place, like our Online Booking Bonus program, in order to notify customers that they cannot buy a Wyndham-branded hotel room for less on the Internet using any outside third-party channel,” Kleisner stated. “Wyndham’s hotel inventory is ours alone to sell, and in order to take full advantage of the impending economic recovery, we will only sell our properties’ distressed vacancy rather than its guaranteed, higher-rated occupancy on these third-party Internet sites. This is a very serious issue facing the entire travel industry, not just Wyndham.”

In the third quarter, call volume was up 3.5 percent versus the prior year with total central reservations up 29.5 percent. Correspondingly, the cost per reservation went down to $7.98 versus $9.40 last year. Voice reservation conversions continue to be strong at 41.5 percent versus 33.2 percent last year, including a record conversion in the month of September of 45.4 percent.

In addition to the online booking bonus, guests who join Wyndham ByRequest or are already members will receive the benefits of membership (customized guest room, free long distance, free high-speed Internet access, welcome amenity, etc.) when they book through Wyndham.com. At the end of the third quarter, Wyndham ByRequest’s membership totaled more than 1.6 million members, and contributed 16 percent of the Company’s room revenues.

Operating Strategy:

The strength of Wyndham ByRequest and Wyndham WebRates has contributed to the gains in market share versus Wyndham’s competitive set. Since March 2001, Wyndham has aggressively managed its expenses to preserve EBITDA without sacrificing its personalized guest experience, allowing the Company to minimize the negative impact on operating margins. Operating margins have continued to strengthen with a diminutive decrease of only 10 basis points for the quarter. For the third quarter, Wyndham-branded owned and leased properties had a RevPAR index of 109.1 or a 320 basis point increase over the third quarter last year. Each month of the third quarter, the Company experienced a sequential increase in its RevPAR penetration index and improvement over the prior year, leading with the month of September, which posted a RevPAR penetration index of 110.7 or a 670 basis point improvement over last year.

Kleisner added, “While our RevPAR and market share index results are encouraging, the results have been driven by year-over-year occupancy growth rather than increases in average daily rate. We’ve seen promising signs in our own industry as well as other industries that an economic recovery is not far off, creating a perfect opportunity for us to increase room rates in select markets where customer demand levels remain high.”

Development:

Wyndham converted the Wyndham Valley Forge Suites in Wayne, Pa., the Wyndham Midtown Atlanta, and The Mayfair – A Wyndham Historic Hotel in St. Louis to franchise and management agreements in the third quarter. Also, the strategic alliance with Viva Resorts was signed on Oct. 21, 2003, whereby seven resort properties located in the Dominican Republic, Mexico and The Bahamas will be re-branded “Viva Wyndham Resorts” on Dec. 1, 2003. This agreement solidifies Wyndham’s brand dominance in the Caribbean.

The Company continues to increase EBITDA by reducing third-party franchise fees paid to its competitors. Two non-proprietary branded, Wyndham-owned and –managed hotels will be converting to the Wyndham brand in December. The Hilton Ft. Lauderdale will become the Wyndham Ft. Lauderdale Airport on Dec. 1 and the Radisson Burlington (Vermont) will become the Wyndham Burlington on Dec. 31. Both assets will nicely complement Wyndham’s current branded portfolio. Prior to conversions, both properties will be equipped with Wyndham’s brand standards to ensure delivery of a consistent guest experience.

Dispositions:

During the third quarter 2003, Wyndham completed the sale of four non-strategic hotels for gross proceeds of $56.2 million, including three Wyndham-branded assets that remain in the brand’s portfolio pursuant to management or franchise agreements, and one non-branded Wyndham asset. Since the beginning of 2003, the Company has sold or currently has under contract to sell 21 hotel assets and four non-hotel assets for gross proceeds of approximately $255 million.

There are six additional hotel properties in Wyndham’s asset disposition pipeline and one non-hotel asset under contract that are expected to close by the end of the first quarter 2004. After the completion of these asset sales, Wyndham will have 30 non-strategic assets remaining to be sold.

Future Guidance:

For the full year 2003, Wyndham expects EBITDA, as adjusted, to be in the range of $280.0 to $290.0 million. The $5.0 million decrease from previous guidance is due primarily to assets sold during the quarter. Full year 2003 RevPAR is estimated to be negative 1.0 to 3.0 percent compared to the full year 2002. Preliminarily, Wyndham expects 2004 RevPAR to be in the range of positive 3.0 to 4.0 percent versus the full year 2003.

About Wyndham International, Inc.:

Wyndham International, Inc. (AMEX:WBR) offers upscale and luxury hotel and resort accommodations through proprietary lodging brands and a management services division. Based in Dallas, Wyndham International owns, leases, manages and franchises hotels and resorts in the United States, Canada, Mexico, the Caribbean and Europe. For more information, visit www.wyndham.com. For reservations, call 800-WYNDHAM.

EBITDA:

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company believes that this metric is useful to investors and management as a measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness and because such metric can be used to measure the Company’s ability to service debt and fund capital expenditures. EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States (GAAP) and such metric should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including projections about future operating results. The Company’s results, expectations and objectives could differ materially from those set forth in the forward-looking statements. Certain factors that might cause a difference include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham’s ability to effect sales of assets on favorable terms and conditions; Wyndham’s ability to integrate acquisitions into its operations and management; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; travelers’ fears of exposure to contagious diseases; the impact of terrorist activity or war, threats of terrorist activity or war and responses thereto on the economy in general and the travel and hotel industries in particular; risks associated with debt financing; and other risks and uncertainties set forth in the company’s annual, quarterly and current reports, and proxy statements.

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WYNDHAM INTERNATIONAL, INC.

2003 OPERATING STATISTICS

	Third Quarter				Nine Months Ended September 30
	2003	2002	% Change		2003	2002	% Change
COMPARABLE WYNDHAM BRANDED HOTELS (a)
Wyndham Hotels & Resorts
Average daily rate	$101.76	$105.15	-3.2%		$115.08	$121.48	-5.3%
Occupancy	73.3%	69.8%	3.5	ppt	72.0%	69.3%	2.7	ppt
RevPAR	$74.59	$73.39	1.6%		$82.84	$84.17	-1.6%
Wyndham Luxury Resorts
Average daily rate	$232.56	$235.51	-1.3%		$230.27	$240.46	-4.2%
Occupancy	58.9%	57.2%	1.7	ppt	53.5%	53.0%	0.5	ppt
RevPAR	$137.04	$134.68	1.7%		$123.16	$127.44	-3.4%
Summerfield by Wyndham
Average daily rate	$95.29	$100.71	-5.4%		$93.09	$102.71	-9.4%
Occupancy	90.6%	86.0%	4.6	ppt	85.9%	81.1%	4.8	ppt
RevPAR	$86.34	$86.58	-0.3%		$79.99	$83.31	-4.0%
Wyndham Garden
Average daily rate	$91.17	$96.72	-5.7%		$88.64	$96.87	-8.5%
Occupancy	74.5%	75.1%	-0.6	ppt	75.8%	72.6%	3.2	ppt
RevPAR	$67.97	$72.62	-6.4%		$67.15	$70.28	-4.5%

COMPARABLE OWNED & LEASED HOTELS
Proprietary Branded (b)
Average daily rate	$103.39	$107.56	-3.9%		$115.13	$122.13	-5.7%
Occupancy	76.9%	72.6%	4.3	ppt	75.0%	71.3%	3.7	ppt
RevPAR	$79.49	$78.05	1.8%		$86.32	$87.10	-0.9%

Non-Proprietary Branded (c)
Average daily rate	$84.80	$88.63	-4.3%		$87.67	$92.66	-5.4%
Occupancy	62.2%	60.1%	2.1	ppt	60.5%	61.0%	-0.5	ppt
RevPAR	$52.76	$53.27	-0.9%		$53.07	$56.54	-6.1%

Total Portfolio
Average daily rate	$97.89	$101.82	-3.9%		$107.40	$113.46	-5.3%
Occupancy	71.9%	68.3%	3.6	ppt	70.3%	67.9%	2.4	ppt
RevPAR	$70.35	$69.52	1.2%		$75.45	$77.08	-2.1%

NOTE: All hotel statistics exclude assets sold to date.

(a)	Brand statistics are based on comparable owned, managed and leased hotels for respective periods.

(b)	Reflects Wyndham Hotels & Resorts, Wyndham Luxury Resorts, Summerfield by Wyndham and Wyndham Garden Hotels that were branded as of Jan. 1, 2002.

(c)	Non-proprietary brand hotels owned by the Company as of Jan. 1, 2002.

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Quarter Ended September 30,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
Revenues:
Room revenues	$177,103	$—		$177,103	$180,799	7,620	C	$173,179
Food and beverage revenues	80,990	—		80,990	84,368	3,572	C	80,796
Other revenues	36,910	—		36,910	40,484	1,111	C	39,373

Total hotel revenues	295,003	—		295,003	305,651	12,303		293,348

Management fees and service fee income	4,162	—		4,162	4,361	377	D	3,984
Interest and other income	1,729	—		1,729	1,512	52	E	1,460

Total revenues	300,894	—		300,894	311,524	12,732		298,792

Expenses:
Room expenses	48,838	—		48,838	46,987	1,912	F	45,075
Food and beverage expenses	62,011	—		62,011	64,493	2,947	F	61,546
Other expenses	137,858	—		137,858	143,556	5,295	F	138,261

Total hotel expenses	248,707	—		248,707	255,036	10,154		244,882

General and administrative costs	11,046	—		11,046	14,229	—		14,229
Interest expense	45,483	—		45,483	53,156	358	G	52,798

Total operating costs and expenses	305,236	—		305,236	322,421	10,512		311,909

Revenues net of direct expenses	(4,342)	—		(4,342)	(10,897)	2,220		(13,117)

Adjustments:
Professional fees and other	142	—		142	506	—		506
Abandoned transaction costs	(372)	—		(372)	606	—		606
Loss on derivative instruments	2,394	—		2,394	36,327	—		36,327
Preopening costs	—	—		—	15	—		15
Gain on sale of assets	—	—		—	(102)	—		(102)
Write-off of leasehold costs	—	—		—	1,224	—		1,224

Total adjustments	2,164	—		2,164	38,576	—		38,576

Depreciation and amortization	51,884	—		51,884	55,949	—		55,949
Equity in earnings from unconsolidated subsidiaries	(896)	—		(896)	(69)	54	H	(123)
Minority interest in consolidated subsidiaries	206	—		206	(92)	—		(92)

	51,194	—		51,194	55,788	54		55,734

Loss from continued operations before taxes	(57,700)	—		(57,700)	(105,261)	2,166		(107,427)
Income tax benefit	4,227	—		4,227	37,596	(702)	I	38,298

Loss from continued operations	(53,473)	—		(53,473)	(67,665)	1,464		(69,129)

Loss from operations of discontinued hotels, net of taxes and minority interest	(3,545)	(3,545)		—	(3,044)	(3,044)		—
Gain (loss) on sale of assets, net of taxes and minority interest	2,571	2,571		—	(7,485)	(7,485)		—
HPT leasehold termination costs, net of taxes	(150)	(150)		—	—	—		—
Impairment of assets held for sale, net of taxes and minority interest	(34,500)	(34,500)		—	—	—		—

Loss on discontinued operations	(35,624)	(35,624)	A	—	(10,529)	(10,529)	A	—

Net loss	$(89,097)	$(35,624)		$(53,473)	$(78,194)	$(9,065)		$(69,129)

EBITDA, as adjusted	$45,898	$2,368		$43,530	$61,069	$19,107		$41,962

(1)	The Comparable Pro Forma financial statements have been adjusted to remove the operations of hotels sold and related interest expense from corresponding retired debt and management contract revenue from terminated management contracts.

WYNDHAM INTERNATIONAL, INC.

EBITDA Reconciliation

(in thousands, except per share data)

(Unaudited)

	Quarter Ended September 30,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
EBITDA Reconciliation

Net loss	$(89,097)	$(35,624)		$(53,473)	$(78,194)	(9,065)		$(69,129)

Interest expense	45,483	—		45,483	53,156	358	G	52,798
Depreciation and amortization	51,884	—		51,884	55,949	—		55,949
Income tax benefit	(4,227)	—		(4,227)	(37,596)	702	I	(38,298)

EBITDA	4,043	(35,624)		39,667	(6,685)	(8,005)		1,320

Interest, depreciation and amortization from equity interest in unconsolidated subsidiaries	669	—		669	1,763	174	J	1,589
Interest, depreciation and amortization attributable to minority interests	(360)	(278)	B	(82)	(1,417)	(1,046)	B	(371)
Professional fees and other	135	—		135	506	—		506
Abandoned transaction costs	—	—		—	606	—		606
Amortization of unearned compensation	747	—		747	848	—		848
Loss on derivative instruments	2,394	—		2,394	36,327	—		36,327
Preopening costs	—	—		—	15	—		15
Gain on sale of assets	—	—		—	(102)	—		(102)
Write-off of leasehold costs	—	—		—	1,224	—		1,224
Discontinued operations adjustments	38,270	38,270	A	—	27,984	27,984	A	—

EBITDA, as adjusted	$45,898	2,368		$43,530	$61,069	$19,107		$41,962

Per Share Calculations:

Loss from continued operations	$(53,473)			$(53,473)	$(67,665)			$(69,129)
Loss from discontinued operations, net of taxes and minority interest	(35,624)			—	(10,529)			—

Net loss	(89,097)			(53,473)	(78,194)			(69,129)
Adjustment for preferred stock	(39,254)			(39,254)	(36,556)			(36,556)

Net loss attributable to common shareholders	$(128,351)			$(92,727)	$(114,750)			$(105,685)

Basic and diluted loss per common share:
Loss from continued operations	$(0.55)			$(0.55)	$(0.62)			$(0.63)
Loss from discontinued operations, net of taxes and minority interest	(0.21)			—	(0.06)			—

Net loss per common share	$(0.76)			$(0.55)	$(0.68)			$(0.63)

Basic and diluted weighted average common shares and share equivalents	168,211			168,211	167,977			167,977

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Quarters Ended September 30, 2003 and 2002

(Unaudited)

Notes to Pro Forma Adjustments:

A)	Removal of assets sold, HPT leases terminated and assets held for sale.

B)	Removal of minority interest of hotels held for sale.

C)	Reduction of hotel revenues associated with the sale of five hotels.

D)	Reduction of management fees due to the termination of nine hotel management contracts.

E)	Reduction of dividend income from a sold investment.

F)	Corresponding reduction of hotel expenses for hotels noted in (C) above.

G)	Reduction of interest expenses associated with sold hotels.

H)	Removal of two equity investments.

I)	Tax benefit associated with the pro forma adjustments using an effective tax rate of 40%.

J)	Removal of equity investments sold.

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
Revenues:
Room revenues	$564,540	$3,689	A	$560,851	$593,144	$25,327	J	$567,817
Food and beverage revenues	285,421	1,779	A	283,642	296,423	12,725	J	283,698
Other revenues	131,774	2,107	A	129,667	146,313	4,060	J	142,253

Total hotel revenues	981,735	7,575		974,160	1,035,880	42,112		993,768

Management fees and service fee income	13,012	108	B	12,904	13,404	1,284	K	12,120
Interest and other income	3,912	6	C	3,906	5,488	748	C	4,740

Total revenues	998,659	7,689		990,970	1,054,772	44,144		1,010,628

Expenses:
Room expenses	146,468	705	D	145,763	146,035	5,970	L	140,065
Food and beverage expenses	200,303	1,401	D	198,902	210,742	9,792	L	200,950
Other expenses	414,224	3,263	D	410,961	428,539	18,038	L	410,501

Total hotel expenses	760,995	5,369		755,626	785,316	33,800		751,516

General and administrative costs	42,009	—		42,009	47,050	—		47,050
Interest expense	137,636	—		137,636	164,985	1,072	M	163,913

Total operating costs and expenses	940,640	5,369		935,271	997,351	34,872		962,479

Revenues net of direct expenses	58,019	2,320		55,699	57,421	9,272		48,149

Adjustments:
Bond offering costs	—	—		—	4,504	—		4,504
Professional fees and other	2,578	—		2,578	3,351	—		3,351
Abandoned transaction costs	66	—		66	2,134	—		2,134
Loss on derivative instruments	21,487	—		21,487	69,370	—		69,370
Preopening costs	—	—		—	873	—		873
Loss on sale of assets	4,937	—		4,937	3,508	—		3,508
Impairment of assets	6,132	4,092	E	2,040	162	—		162
Write-off of leasehold costs	522	—		522	2,216	—		2,216

Total adjustments	35,722	4,092		31,630	86,118	—		86,118

Depreciation and amortization	157,046	—		157,046	166,769	—		166,769
Equity in earnings from unconsolidated subsidiaries	(1,596)	—		(1,596)	(967)	(316)	N	(651)
Minority interest in consolidated subsidiaries	476	—		476	230	—		230

	155,926	—		155,926	166,032	(316)		166,348

Loss from continued operations before taxes	(133,629)	(1,772)		(131,857)	(194,729)	9,588		(204,317)
Income tax benefit	43,471	311	F	43,160	70,455	(3,178)	O	73,633

Loss from continued operations	(90,158)	(1,461)		(88,697)	(124,274)	6,410		(130,684)

Loss from operations of discontinued hotels, net of taxes and minority interest	(15,422)	(15,422)		—	(5,525)	(5,525)		—
Gain (loss) on sale of assets, net of taxes and minority interest	5,028	5,028		—	(8,839)	(8,839)		—
HPT leasehold termination costs, net of taxes	(101,739)	(101,739)		—	—	—		—
Impairment of assets held for sale, net of taxes and minority interest	(85,731)	(85,731)		—	—	—		—

Loss on discontinued operations	(197,864)	(197,864)	G	—	(14,364)	(14,364)	G	—

Loss before accounting change, net of applicable taxes	(288,022)	(199,325)		(88,697)	(138,638)	(7,954)		(130,684)

Accounting change, net of applicable taxes	—	—		—	(324,102)	(324,102)	P	—

Net loss	$(288,022)	$(199,325)		$(88,697)	$(462,740)	$(332,056)		$(130,684)

EBITDA, as adjusted	$209,903	$11,070		$198,833	$287,349	$69,259		$218,090

(1)	The Comparable Pro Forma financial statements have been adjusted to remove the operations of hotels sold and related interest expense from corresponding retired debt and management contract revenue from terminated management contracts.

WYNDHAM INTERNATIONAL, INC.

EBITDA Reconciliation

(in thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
EBITDA Reconciliation

Net loss	$(288,022)	$(199,325)		$(88,697)	$(462,740)	$(332,056)		$(130,684)

Interest expense	137,636	—		137,636	164,985	1,072	M	163,913
Depreciation and amortization	157,046	—		157,046	166,769	—		166,769
Income tax benefit	(43,471)	(311)	F	(43,160)	(70,455)	3,178	O	(73,633)
Accounting change, net of applicable taxes	—	—		—	324,102	324,102	P	—

EBITDA	(36,811)	(199,636)		162,825	122,661	(3,704)		126,365

Interest, depreciation and amortization from equity interest in unconsolidated subsidiaries	3,241	(62)	H	3,303	4,024	230	H	3,794
Interest, depreciation and amortization attributable to minority interests	(1,625)	(1,066)	I	(559)	(5,158)	(4,321)	I	(837)
Bond offering cost	—	—		—	4,504	—		4,504
Professional fees and other	2,567	—		2,567	3,351	—		3,351
Abandoned transaction costs	—	—		—	2,134	—		2,134
Amortization of unearned compensation	1,711	—		1,711	2,650	—		2,650
Loss on derivative instruments	21,487	—		21,487	69,370	—		69,370
Preopening costs	—	—		—	873	—		873
Loss on sale of assets	4,937	—		4,937	3,508	—		3,508
Impairment of assets	6,132	4,092	E	2,040	162	—		162
Write-off of leasehold costs	522	—		522	2,216	—		2,216
Discontinued operations adjustments	207,742	207,742	G	—	77,054	77,054	G	—

EBITDA, as adjusted	$209,903	$11,070		$198,833	$287,349	$69,259		$218,090

Per Share Calculations:

Loss from continued operations	$(90,158)			$(88,697)	$(124,274)			$(130,684)
Loss from discontinued operations, net of taxes and minority interest	(197,864)			—	(14,364)			—
Accounting change, net of applicable taxes	—			—	(324,102)			—

Net loss	$(288,022)			$(88,697)	$(462,740)			$(130,684)
Adjustment for preferred stock	(115,562)			(115,562)	(107,136)			(107,136)

Net loss attributable to common shareholders	$(403,584)			$(204,259)	$(569,876)			$(237,820)

Basic and diluted loss per common share:
Loss from continued operations	$(1.22)			$(1.22)	$(1.37)			$(1.42)
Loss from discontinued operations, net of taxes and minority interest	(1.18)			—	(0.09)			—
Accounting change, net of applicable taxes	—			—	(1.93)			—

Net loss per common share	$(2.40)			$(1.22)	$(3.39)			$(1.42)

Basic and diluted weighted average common shares and share equivalents	168,099			168,099	167,925			167,925

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Year-To-Date September 30, 2003 and 2002

(Unaudited)

Notes to Pro Forma Adjustments:

A)	Reduction of hotel revenues associated with the sale of one hotel in April.

B)	Reduction of management fees due to the termination of two management contracts.

C)	Reduction of dividend income from a sold investment.

D)	Corresponding reduction of hotel expenses for hotel noted in (A) above.

E)	Removal of impairment charge related to Marriott Indian River.

F)	Tax benefit associated with the pro forma adjustments using an effective tax rate of 32.87%.

G)	Removal of assets sold, HPT leases terminated and assets held for sale.

H)	Removal of equity investments sold.

I)	Removal of minority interest of hotel held for sale.

J)	Reduction of hotel revenues associated with the sale of five hotels.

K)	Reduction of management fees due to the termination of nine hotel management contracts.

L)	Corresponding reduction of hotel expenses for hotels noted in (J) above.

M)	Reduction of interest expenses associated with sold hotels.

N)	Removal of two equity investments.

O)	Tax benefit associated with the pro forma adjustments using an effective tax rate of 40%.

P)	Removal of accounting change associated with the write-off of goodwill, according to FAS 142.